UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  February 15, 2008

  MIPS TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-24487 (Commission File Number)	77-0322161 (IRS Employer Identification No.)

1225 Charleston Road
Mountain View, CA  94043
(Address of Principal Executive Offices, including zip code)

(650) 567-5000
(Registrant's telephone number including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

We are a party to a Credit Agreement (“Agreement”) dated as of August 24, 2007 among MIPS Technologies, Inc., the lending institutions named therein, and Jeffries Finance LLC in various capacities, including as a lender and as the administrative agent (“Administrative Agent”).  The Agreement originally provided for a $35 million senior secured revolving credit facility that matures on August 24, 2008.  On February 22, 2008, we entered into Amendment No. 1 to the Credit Agreement with the Administrative Agent to provide for, among other things, revisions to certain covenants, increased interest rates, a reduction in the revolving commitment amount to $20 million (with additional $1 million reductions to occur each month beginning on March 31, 2008) and certain limitations on the use of loan proceeds.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on August 24, 2007, we entered into the Agreement. On February 22, 2008, we amended the Agreement as described in Item 1.01 above.

Item 2.04.   Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Following discussions with the Administrative Agent regarding the interpretation of the leverage ratio covenant in the Agreement, we entered into a waiver agreement (“Waiver”) with the Administrative Agent on February 15, 2008, where we acknowledged that we were in default of the leverage ratio covenant as of December 31, 2007.   Pursuant to the Waiver, the lenders waived any event of default under the Agreement through February 22, 2008, and the parties commenced efforts to complete the amendment to the Agreement described in Item 1.01 above.

As of February 15, 2008, the amount of borrowings outstanding under the Agreement was $20 million.   As a result of failure to comply with the leverage ratio covenant and the notice provision, the lenders had the right under the Agreement to increase the interest rate to the default rate under the Agreement, with the ability to require a retroactive increase in the interest rate, and/or to terminate the Agreement and declare all outstanding amounts due and payable.  In connection with the amendment described above, the lenders waived any event of default resulting from the Company’s failure to comply with the leverage ratio covenant as of December 31, 2007.

Item 9.01.   Financial Statements and Exhibits.

(d)       Exhibits

            99.01     Amendment No. 1 to Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIPS TECHNOLOGIES, INC. (Registrant)

Date: February 22, 2008	By:	/s/ STUART J. NICHOLS
Name: Stuart J. Nichols
Title: Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.01	Amendment No. 1 to Credit Agreement